Exhibit n.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 4, 2007, accompanying the financial statements of Iron Leaf Capital Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and consent to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm.”
/s/ Grant Thornton LLP

Chicago, Illinois
December 10, 2007